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                       Diacrin, Inc.
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      (Name of Registrant as Specified In Its Charter)


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                         FOR IMMEDIATE RELEASE

CONTACT:Kevin Kerrigan
        Controller
        Diacrin, Inc.
        96  13th Street
        Charlestown, MA  02129
        Tel.:   (617) 242-9100
        Fax:    (617) 242-0070


               DIACRIN ANNOUNCES FIRST QUARTER RESULTS

CHARLESTOWN, MA, MAY 7, 2003, -- Diacrin, Inc. (Nasdaq:DCRN) reported today financial results for the first quarter ended March 31, 2003. Net loss for the quarter was $1.4 million, or $.08 per share, compared to a net loss of $1.5 million, or $.08 per share, for the quarter ended March 31, 2002. Diacrin ended the quarter with cash and investments of $43.4 million.

     "We believe that our recently announced merger agreement with GenVec will result in important synergies for the combined company and we look forward to shareholder approval in the third quarter," said Thomas H. Fraser, Ph.D., President and CEO.

     Diacrin is developing cell transplantation technology for treating human diseases that are characterized by cell dysfunction or cell death and for which current therapies are either inadequate or nonexistent.

Important Additional Information Will Be Filed With The SEC

     GenVec, Inc. plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and GenVec and Diacrin plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about GenVec, Diacrin, the transaction and related matters.

     Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement / Prospectus and other documents filed with the SEC by GenVec and Diacrin through the web site maintained by the SEC at www.sec.gov.

     In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by GenVec by directing a request to: GenVec, Inc., 65 W. Watkins Mill Road, Gaithersburg, MD 20878, Attn: Corporate Secretary. Investors and security holders may obtain free copies of the documents filed with the SEC by Diacrin by contacting Diacrin, Inc. at Building 96 13th Street, Charlestown, MA 02129.

     GenVec, Diacrin and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of GenVec and Diacrin in favor of the acquisition. Information about the executive officers and directors of GenVec and their ownership of GenVec common stock is set forth in the proxy statement for GenVec's 2002 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2002. Information about the executive officers and directors of Diacrin and their ownership of Diacrin common stock is set forth in the proxy statement for Diacrin's 2002 Annual Meeting of Shareholders, which was filed with the SEC on July 25, 2002. Certain directors and executive officers of GenVec and Diacrin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, and rights to severance payments if their employment is terminated following the merger. Shareholders of GenVec and Diacrin holding approximately 17% and 35% of the respective company's shares have agreed to vote their shares in favor of the acquisition.

     Additional information regarding GenVec, Diacrin, and the interests of their respective executive officers and directors in the acquisition will be contained in the joint proxy statement/prospectus regarding the acquisition. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decisions with respect to the acquisition.

Forward-Looking Statements

     This press release contains forward-looking statements, including information regarding our merger with GenVec. There are a number of important factors that could cause actual events or operating results to differ materially from those indicated by such forward-looking statements, such as our ability to complete the merger with GenVec. For a more detailed discussion of these and other factors, see the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission.



                              DIACRIN, INC.
                         SELECTED FINANCIAL DATA

                                                            Three Months
                                                           Ended March 31,
                                                      2002                2003
REVENUES:
    Research and development                       $ 32,588            $ 80,359
                                                   --------            --------

OPERATING EXPENSES:
    Research and development                      1,622,336           1,102,397
    General and administrative                      357,195             553,965
                                                  ---------           ---------
       Total operating expenses                   1,979,531           1,656,362
                                                  ---------           ---------
OTHER INCOME (EXPENSE):
     Equity in  operations of joint venture         (31,410)            (41,619)
     Investment income                              456,613             244,329
     Interest expense                                (1,264)                -
                                                  ---------            --------

	Total other income (expense)                423,939             202,710
                                                  ---------            --------

NET LOSS                                       $ (1,523,004)       $ (1,373,293)
                                               ============        ============
BASIC AND DILUTED NET LOSS
     PER COMMON SHARE                               $ (.08)             $  (.08)
                                                  ========             ========
SHARES USED IN COMPUTING BASIC
     AND DILUTED NET LOSS PER
     COMMON SHARE                               17,937,204           17,937,204
                                                ==========           ==========



                                           December 31,        March 31,
                                               2002              2003

Balance Sheet Data:
Cash, cash equivalents and investments    $ 44,956,143       $ 43,438,393
Total assets                                45,747,667         44,243,897
Stockholders' equity                        43,086,383         41,713,090